News	UNIT CORPORATION
8200 South Unit Drive, Tulsa, Oklahoma, 74132
Telephone 918 493-7700, Fax 918 493-7711

Contact:	Rene Punch
Investor Relations
(918) 493-7700
www.unitcorp.com

For Immediate Release
August 10, 2023

UNIT CORPORATION ANNOUNCES UPDATE TO ITS DIVIDEND POLICY
AND CHANGE TO ITS FILING STATUS

Tulsa, Oklahoma . . . Unit Corporation (OTCQX: UNTC) (Company) announced today that its Board of Directors (the Board) approved quarterly dividends of $2.50 per share for the each of the third and fourth quarters of 2023. The record and payment dates for the third and fourth quarter dividends will be determined at a later date.
Phil Frohlich, the Company’s Chief Executive Officer, commented, “We are pleased that our capital position allows us to provide shareholders with visibility of the quarterly dividend payments that the Company intends to make for the remainder of the year. It reflects our operational success, accumulated cash balance, and debt-free balance sheet.”
The declaration and payment of any future dividend will remain at the full discretion of the Company’s Board of Directors and will depend upon the Company’s financial position, results of operations, cash flows, capital requirements, business conditions, future expectations, the requirements of applicable law, and other factors that the Company’s Board of Directors finds relevant at the time of considering any potential dividend declaration. Subsequent dividend declarations and the establishment of record and payment dates for such future dividend payments are subject to the Board’s continuing determination that the dividend policy is in the best interests of the Company's stockholders. The dividend policy may be suspended or cancelled at the discretion of the Board at any time.
The Company also announced today that beginning with its quarterly report for the second quarter ended June 30, 2023, the Company will cease voluntary filing of periodic and current reports with the U.S. Securities and Exchange Commission (SEC) and begin filing periodic and current reports with the OTC Markets Group Inc. (OTC) in compliance with its Alternative Reporting Standard: OTCQX U.S. and OTCQB Disclosure Guidelines (Alternative Reporting Standard). The Company’s current, quarterly, and annual reports may be accessed on the OTC’s website at https://www.otcmarkets.com/stock/UNTC/disclosure, as well as the Company’s website at https://unitcorp.com/investor-relations/otc-sec-filings/.
The Company determined that this change is in its best interest after careful review of the costs and benefits of continuing to be a voluntary filer with the SEC. The Company considered not only the cost of existing reporting requirements, but also the cost of future requirements related to climate-related disclosures, corporate governance, and other issues. Compliance with the Alternative Reporting Standard will provide shareholders with a disclosure framework similar to what they are accustomed to seeing in SEC filings, including quarterly and annual audited financial statements together with management’s discussion and analysis of its financial condition and results of operations.
Tom Sell, the Company’s Chief Financial Officer, commented, “We believe that this change will allow us to continue to provide shareholders with the transparency into operational and financial results they desire but in a manner that is more efficient and allows management to spend more time and resources focusing on returning value to shareholders.”
About Unit Corporation
Unit Corporation is a Tulsa-based, publicly held energy company engaged through its subsidiaries in oil and gas production and contract drilling. For more information about Unit Corporation, visit its website at http://www.unitcorp.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. All statements, other than statements of historical facts, included in this release that address activities, events, or developments that the Company expects, believes, or anticipates will or may occur are forward-looking statements. Several risks and uncertainties could cause actual results to differ materially from these statements, including changes in commodity prices, the productive capabilities of the Company’s wells, future demand for oil and natural gas, future drilling rig utilization and dayrates, projected rate of the Company’s oil and natural gas production, the amount available to the Company for borrowings, its anticipated borrowing needs under its credit agreements, the number of wells to be drilled by the Company’s oil and natural gas segment, the potential productive capability of its prospective plays, and other factors described occasionally in the Company’s public filings. The Company assumes no obligation to update publicly such forward-looking statements, whether because of new information, future events, or otherwise.